UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2015

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 24, 2015, Globus Medical, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Branch Medical Group, Inc., a Delaware corporation (“BMG”), BM Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”) and Spine Therapy Technologies, Inc., a North Carolina limited liability company, as the Stockholders’ Representative. The Merger Agreement provides for the merger of Merger Sub with and into BMG (the “Merger”), with BMG surviving the Merger as a wholly-owned subsidiary of the Company. The aggregate consideration for all of the outstanding equity interests of BMG is approximately $52.9 million in cash, subject to customary adjustment after closing for certain working capital items and indebtedness as provided in the Merger Agreement.
As previously disclosed in the Company’s definitive proxy statement, BMG has been a third-party supplier to the Company since 2005. As of February 24, 2015, David C. Paul's wife, David D. Davidar's wife, and David M. Demski collectively owned approximately 49% of the outstanding stock of BMG. In addition, since February 2010, Mr. Paul's wife and Mr. Davidar's wife have served and continue to serve as directors of BMG. The Company purchases products and services from BMG from time to time pursuant to a standard Supplier Quality Agreement entered into on an arm's-length basis in September 2010. During 2014, the Company purchased $21.9 million of products and services from BMG.
The Company’s board of directors appointed a special transaction committee consisting solely of independent directors (the “Special Transaction Committee”) in connection with the transaction with BMG. The Special Transaction Committee, represented by independent outside counsel, negotiated the transaction on behalf of the Company and approved the Merger Agreement and Merger.
The Merger Agreement contains customary representations and warranties and covenants, including customary indemnification provisions. Consummation of the Merger is subject to customary closing conditions, including approval by the stockholders of BMG and completion of due diligence to the satisfaction of the Company. There can be no assurance that these closing conditions will be satisfied. The Merger is expected to close in March 2015.
The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 24, 2015, by and among Branch Medical Group, Inc., Globus Medical, Inc., BM Acquisition, Inc. and Spine Therapy Technologies, Inc. *

*    Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	March 2, 2015	/s/ ANTHONY L. WILLIAMS

Anthony L. Williams
Senior Vice President of Business Development,
General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 24, 2015, by and among Branch Medical Group, Inc., Globus Medical, Inc., BM Acquisition, Inc. and Spine Therapy Technologies, Inc. *

*    Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.